EXHIBIT 10.19

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

TRANSLATION

WATER BANK OF AMERICA INC.

$150,000.00

AMENDED SECURED CONVERTIBLE DEBENTURE
INTEREST OF 12.5% PER ANNUM

WHEREAS on February 16, 2004, 4186486 CANADA INC. (the “Debenture Holder”) subscribed to a convertible debenture of Water Bank of America Inc. (the ”Corporation”) in the principal amount of $75,000.00, guaranteed by a first rank hypothecary suretyship granted by Eau de Source Vita (2000) Inc. (the “Subsidiary”), a wholly owed Subsidiary of the Corporation, bearing interest at a rate of 12.5% per annum, as of February 16th 2005 convertible into common shares and due and payable on August 16th 2004 (the “First Debenture”);

WHEREAS on March 2, 2004, the Debenture Holder subscribed to a convertible debenture of the Corporation in the principal amount of $75,000.00, guaranteed by a first rank hypothecary suretryship granted by the Subsidiary, bearing interest at a rate of 12.5% per annum, as of March 2, 2004, convertible into common shares and due and payable on September 2, 2005 (the “Second Debenture”);

WHEREAS pursuant to the subscription agreements pertaining to the First Debenture and the Second Debenture, the Debenture Holder acknowledged having been notified of the possibility that the capital-stock of the Corporation may be modified considerably, considering that it was projected that the issued Class B Shares of the Corporation would be converted into Class A Shares in accordance with a ratio to be determined subsequently, which ratio could consist of one (1) Class B Share for ten (10) Class A Shares;

WHEREAS the Debenture Holder is a shareholder of the Corporation, has been informed and has approved the hereinabove-mentioned conversion;

WHEREAS considering the arrival of the term of the First Debenture, the Corporation and the Debenture Holder have agreed to modify the terms and conditions of the First Debenture and the Second Debenture;

WHEREAS more particularly, the Debenture Holder wishes that the amounts loaned to the Corporation only be considered as a loan, and that the debentures not be convertible into common shares;

1.	PAYMENT IN CASH OF AN AMOUNT OF $22,500.00

1.
The Corporation undertakes to pay to the Debenture Holder, upon execution of the present agreement and on October 20, 2005, at the latest, the amount of $22,500.00, as partial payment on the accumulated and unpaid interest on the First Debenture and the Second Debenture on the date of these presents..

2.	RETURN OF THE FIRST DEBENTURE AND SECOND DEBENTURE

1.
The Debenture Holder remits, on the date of these presents, to the Corporation, for cancellation, the original documents of the First Debenture and Second Debenture, which terms and conditions are amended by the present agreement.

3.	PROMISE TO PAY

1.
Water Bank of America Inc. (the “Corporation”) acknowledges its obligation and promises to pay to 4186486 Canada Inc. (the “Debenture Holder”) i) the principal amount of $150.000.00 (the “Principal Amount”) plus ii) all accumulated and unpaid interest on the First Debenture and the Second Debenture as stipulated in the preamble, minus the amount of $22,500.00 paid in accordance with the terms of Section 1 hereof (the “Accumulated and Unpaid Interest on the First and Second Debenture”).

2.
The Principal Amount, and all accumulated and unpaid interest, will bear interest, from the present date, at the rate of 12.5% per annum. The interest will be compounded and calculated bi-annually on the Principal Amount owing and accrued interest.

3.	Interest in arrears will be calculated, from the Due Date, at a rate of 12.5% per annum, and compounded monthly on the aggregate of the Principal Amount and accrued interest.

4.	REIMBURSEMENT OF THE PRINCIPAL AMOUNT AND THE INTEREST:

1.
This debenture, including all accumulated interest, shall be reimburseable by way of four (4) equal and consecutive payments of $25,000.00 each, payable to the Debenture Holder every four (4) months from January 1, 2006 until complete reimbursement of the Principal Amount and all accumulated and unpaid interest thereon.

5.	REDEMPTION OF THE DEBENTURE

1.
The Corporation shall have the right, at its discretion, to redeem the debenture before the Due Date upon a written notice to the Debenture Holder of at least thirty (30) days prior to the date of such redemption of the debenture.

2.	The Debenture Holder shall have the right to require the redemption of the Debenture before the Due Date upon occurrence of an event of default, as set forth in section 7.

3.	In the case of a redemption, the redemption price of the Debenture shall be equivalent to the aggregate of the:

(i)	Principal Amount due on the date of redemption; and

(ii)	Any accumulated and unpaid interest as of such date.

6.	REPLACEMENT ISSUANCE

1.
In the event of deterioration, loss, destruction or theft of the Debenture, the Corporation shall issue, sign and deliver a new Debenture having the same date, the same Principal Amount and the same contents as the Debenture which was deteriorated, lossed, destroyed or stolen.

2.
As a condition precedent to the issuance of the replacement Debenture, the Debenture Holder shall provide proof of deterioration, loss, destruction or theft, which proof shall be reasonably acceptable to the Corporation. The Debenture Holder may be bound to furnish to the Corporation an indemnity covering such amount and to pay any expenses reasonably incurred by the Corporation in this respect.

7.	GENERAL UNDERTAKINGS OF THE CORPORATION

The Corporation undertakes as follows:

1.	To pay or to have paid the Principal Amount upon the Due Date;

2.	To pay or to have paid any accumulated interest (including, upon occurrence of an event of default, interest on any arrears) at the date and in the manner set forth herein;

3.	To maintain at all times its existence and operations in an efficient manner;

4.	To respect and comply with all of its representations and guarantees pursuant to the subscription agreement entered into by and between the Corporation and the Debenture Holder.

8.	DEFAULT

An event of default occurs if:

1.	The Corporation fails to remit a payment of the Principal Amount once due pursuant to the terms of the Debenture;

2.
The Corporation fails to remit any interest payment due pursuant to the Debenture and any interest payable thereon and such default continues for a period of five (5) days following receipt by the Corporation of a written notice to such effect;

3.
An order is made or a resolution is passed with respect to the liquidation of the Corporation, or the company files a proposal or an assignment of its assets for the benefit of its creditors, or a bankruptcy application is filed against the Corporation or a trustee is appointed to the Corporation under the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors Arrangement Act (Canada) or under any law respecting bankruptcy, or if a seazure or a decision is executed against all or a significant part of the Corporation’s assets;

4.
The Corporation fails to execute or comply with any other undertaking or condition as set forth in the Debenture and such default continues for a period of five (5) days following receipt by the Corporation of a written notice to such effect;

5.	The Corporation fails to maintain its legal existence or ceases to operate, in the normal course of business, a significant portion of its business;

6.
The Corporation fails to respect, execute or comply with any agreement entered into between the Debenture Holder and the Corporation and such default continues for a periof of five (5) days following receipt by the Corporation of a notice to such effect.

If an event of default occurs or persists, the Debenture Holder may, at his discretion, by way of a written notice to the Corporation, require the redemption of the Debenture, in which case the Corporation shall pay an amount equivalent to the aggregate of the Principal Amount owing plus accumulated and unpaid interest thereon or on such date.

Once made, payment is deemed to release the Corporation of its obligations under the Debenture, in such way that any amount due under the Debenture shall be deemed to have been paid.

9.	RANK

This debenture and the loan of $150,000.00 as stipulated herein, as well as the interest stipulated in the present agreement, shall continue to be guarateed by a first rank hypothecary suretyship granted by Eau de Source Vita (2000) Inc., a wholly owned subsidiary of the Corporation, under number 11 086 027 of the registry office of the Registration Division of Hull, Eau de Source Vita (2000) Inc. acting as an intervenor for the purposes of the present agreement, for all legal purposes.

10.	ASSIGNMENT OF THE DEBENTURE

The Debenture Holder may not transfer the Debenture without prior approval of the board of directors of the Corporation.

11.	NOTICE

Any notice required under the Debenture must be given in writing and sent by registered or certified mail or by fax, or delivered into the hands of the addressees at the addresses set out below:

To the Debenture Holder:

4186486 Canada Inc.
3250 des Châteaux
Laval, Quebec
H7V 4B2

To the Corporation:

Water Bank of America Inc.
1000 de la Gauchetière Street West, Suite 2400
Montreal, Quebec
H3B 4W5

12.	APPLICABLE LAW

This Debenture is governed by the laws in force in the Province of Québec.

IN WITNESS WHEREOF, this Debenture has been duly signed and executed by the Corporation this 20th day of October, 2005.

WATER BANK OF AMERICA INC.

(SGD)	(SGD)
Per: Michel P. Pelletier President	Witness

4186486 CANADA INC.

(SGD)	(SGD)
Per: Paul-Émile Noury	Witness

EAU DE SOURCE VITA (2000) INC.

Per:

EXHIBIT 10.19

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

TRANSLATION

Montreal, December 28, 2005

IN PERSON

Mr. Paul-Émile Noury
4186486 CANADA INC.
3250 des Châteaux Street, Apt. 301
Laval, Quebec H7V 4B2

Re :   Reimbursement of $25,000.00 on your debenture
  Our file: WA-01-03

Dear Mr. Noury:

According to the terms of your new convertible debenture, attached please find a first payment of twenty-five thousand dollars ($25,000.00).

Trusting the whole to be satisfactory, we remain,

Cordially,

FELDMAN ROLLAND

(SGD)
Charles-André Sauvé
Lawyer

CAS/sc
Encl.

cc.: Water Bank of America Inc.

I, the undersigned, Paul-Émile Noury, acknowledge having received the present letter on this 28th day of December 2005, as well as a cheque dated December 27, 2005, paid to the order of 4186486 Canada Inc., in the amount of $25,000.00.

4186486 CANADA INC.	Solemnly declared before me, At Montreal, on December 28, 2005

SGD	(SGD)

Per:
duly authorized as he so declares	Sylvie Cournoyer, Commissioner of the Oaths (#98931)

EXHIBIT 10.19

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

TRANSLATION

Montreal, March 13, 2006
IN PERSON
Mr. Paul-Émile Noury
4186486 CANADA INC.
3250 des Châteaux Street, Apt. 301
Laval, Quebec H7V 4B2

Re :   Reimbursement of $25,000.00 on your debenture
  Water Bank of America Inc.
  Our file: WA-01-03

Dear Mr. Noury:

According to the terms of your new convertible debenture, attached please find a payment of Twenty-five Thousand Dollars ($25,000.00).

Trusting the whole to be satisfactory, we remain,

Cordially,

FELDMAN ROLLAND

(SGD)
Charles-André Sauvé
Lawyer

/jd
Encl.
cc.:    Water Bank of America Inc.

ACKNOWLEDGEMENT

I, the undersigned, Paul-Émile Noury, acknowledge having received the present letter on this 13th day of March 2006, as well as a cheque dated March 13, 2006, payable to the order of 4186486 Canada Inc., in the amount of $25,000.00.

4186486 CANADA INC.	Solemnly declared before me, At Montreal, on March 13, 2006

Per: (SGD)	(SGD)
duly authorized as he so declares	J. Dauphinais, #120 178 Commissioner to the Oaths for all the Judicial Districts of Quebec

EXHIBIT 10.19

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

TRANSLATION

Montreal, August 1, 2006

By Messenger

Me Daniel l’Africain
Lozeau L’Africain
1010 de la Gauchetière Street West
Suite 1900
Montreal, Quebec H3B 2N2

Re :    Water Bank of America Inc.
and 4186486 Canada Inc.
Our file: WA-01-03

Dear Confrère:

Since we have not been able to contact the representatives of your client despite our messages, according to the terms of the debenture entered into between your client, 4186486 Canada Inc., and Water Bank of America Inc., attached please find a cheque in the amount of $25,000.00 paid to the order of your client.

Cordially,

FELDMAN ROLLAND

(SGD)
Charles-André Sauvé
Lawyer

/jd
Encl.

cc.: Water Bank of America Inc.